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Exhibit 99.1

Press Contact: Yolanda White 858-812-7302
Investor Information: 877-934-4687 investor@kratosdefense.com

FOR IMMEDIATE RELEASE

KRATOS DEFENSE & SECURITY SOLUTIONS ANNOUNCES PRELIMINARY FOURTH
QUARTER AND FISCAL 2010 FINANCIAL RESULTS

SCHEDULES FOURTH QUARTER 2010 EARNINGS CONFERENCE CALL FOR
TUESDAY, MARCH 1, 2011

Fourth Quarter Revenues of $120 to $122 Million

Adjusted Fourth Quarter EBITDA of $12.5 to $13.0 Million or 10.2% to 10.8%

Full Year 2010 Revenues of $408 to $410 Million

Cash Flow Generated From Operations for FY10 of $28 Million

        SAN DIEGO, CA, February 7, 2011—Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS), a leading National Security Solutions provider, today reported preliminary fourth quarter 2010 revenues of $120 to $122 million and adjusted EBITDA of $12.5 to $13.0 million, or 10.2% to 10.8% of revenues, up sequentially from $11.7 million or 9.8% of revenues from the third quarter. Kratos also reported cash flow generated from operations of $3.3 million for the fourth quarter, and $28.0 million for 2010. The improvement in operating margins and adjusted EBITDA reflects a favorable contract mix of revenues including certain C5ISR and certain weapons systems related programs, continued leverage of the Company's SG&A infrastructure as the business grows, and the continued successful integration of the businesses Kratos has acquired. Adjusted EBITDA reflects earnings before interest, taxes, depreciation, and amortization, and excludes acquisition related and stock compensation expenses.

        Eric DeMarco, President and Chief Executive Officer, said, "We believe that Kratos' performance in the fourth quarter, including our adjusted EBITDA of $12.5 to $13.0 million, is representative of a favorable program mix, as well as the mission critical national security nature of a significant portion of Kratos' work." Mr. DeMarco continued, "Additionally and importantly, the Kratos team has done an outstanding job integrating the acquisitions we made during 2010, with most of the integration activities now being complete. We have realized significant synergies across the business from the successful integration efforts, and we are seeing margin expansion as a result of leverage on our fixed public company costs as our business grows."

        The financial results included in this release are preliminary and unaudited.

        Management will discuss the preliminary financial results in a conference call beginning at 1:30 p.m. Pacific (4:30 p.m. Eastern) today.

        Management will discuss the preliminary financial results in a conference call beginning at 1:30 p.m. Pacific (4:30 p.m. Eastern) today. Analysts and institutional investors may participate on the conference call by dialing (877) 331-4217 and referencing the call by ID number 41556648. Please visit www.kratosdefense.com for a simultaneous webcast. A replay of the webcast will be available on the Kratos' web site approximately two hours after the conclusion of the conference call.

        Kratos will publish its complete financial results for the fourth quarter and fiscal 2010 after the close of market on Tuesday, March 1, 2011.

About Kratos Defense & Security Solutions

        Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS) is a specialized National Security business providing mission critical products, services and solutions for United States National Security priorities. Kratos' core capabilities are sophisticated engineering, manufacturing and system integration offerings for National Security platforms and programs. Kratos' areas of expertise include C5ISR, unmanned systems, cyber warfare, cyber security, information assurance, critical infrastructure security and weapons systems sustainment. Kratos has primarily an engineering and technical oriented work force of approximately 2,800, the majority of which hold an active National Security clearance. The vast majority of Kratos' work is performed on a military base, in a secure facility or at a critical infrastructure location. Kratos' primary end customers are United States Federal Government agencies, including the Department of Defense, classified agencies, intelligence agencies and Homeland Security related agencies.

Notice Regarding Forward-Looking Statements

        Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including, without limitation, the Company's expectations regarding financial performance and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Kratos and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Kratos in general, see the risk disclosures in the Annual Report on Form 10-K of Kratos for the year ended December 27, 2009, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Kratos.

Note Regarding Use of Non-GAAP Financial Measures

        Certain of the information set forth herein, including adjusted EBITDA, excluding transaction and other acquisition costs and stock compensation expense, and the associated margin rates, are considered non-GAAP financial measures. Kratos believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources, the operating performance of the Company's business and the Company's cash flow, excluding non-operational items and non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with GAAP. The Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance and capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

        The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for an underwritten public offering. Before you invest in such offering, you should read the preliminary prospectus supplement, including the base registration statement (and accompanying prospectus), and other documents the issuer has filed with the SEC for more complete information about the issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter participating in the offering will arrange to send you the preliminary prospectus supplement and accompanying prospectus if you request them by calling toll-free (877) 547-6340.

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  Exhibit 99.1